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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-109971 and No. 333-111272) and on Form S-8 (No. 333-50038, No. 333-65518, and No. 333-104299) of Aerogen, Inc. of our reports, dated April 13, 2004 relating to the consolidated financial statements and financial statement schedule, which appear in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Jose, California
April 13, 2004

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CONSENT OF INDEPENDENT ACCOUNTANTS